EXHIBIT 99.1

TOR Minerals International Inc. Announces Second Quarter Financial Results

CORPUS CHRISTI, Texas, August 3, 2010 - TOR Minerals International Inc. (Nasdaq: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, today announced its financial results for the second quarter ended June 30, 2010.  The Company reported net income available to common shareholders of $455,000, or $0.18 per diluted share, on net sales of $7,928,000.  This compares with a net loss available to common shareholders of ($23,000), or ($0.01) per share, on net sales of $5,654,000 for the quarter ended June 30, 2009.

Net sales increased 40.2 percent during the second quarter of 2010.  During the second quarter of 2010, sales of HITOX® increased 9.0 percent to $3.1 million as end market demand in paint and plastic markets continued to improve.  Sales of specialty alumina products increased 78.7 percent during the second quarter of 2010 as demand for new and existing specialty alumina products also improved.

During the second quarter of 2010, operating income increased to $571,000, or 7.2 percent of sales, compared to operating income of $100,000, or 1.8 percent of sales reported during the second quarter of 2009.  The year-over-year improvement in profitability resulted from increased sales levels, increased plant utilization, and greater operational efficiencies.

Net sales for the six months ended June 30, 2010, were $14,784,000 an increase of 30.2 percent compared to $11,357,000 reported during the six-month period ended June 30, 2009. Net income available to common shareholders was $1,024,000, or $0.43 per diluted share, for the six months ended June 30, 2010 compared to a net loss of ($307,000), or ($0.16) per share, for the same period a year ago.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "Second quarter marked our highest quarterly sales in more than four and one half years and our sixth quarter of year-over-year improvement in profitability.  The continued growth in revenue and profitability is a result of improving market conditions, the successful introduction of new products, and the hard work we have completed over the past two years to improve efficiencies and remove costs from our business.  The improvement also reflects the powerful leverage in our business, as a large portion of each incremental sales dollar makes a significant contribution to our bottom line."

"We've come a long way in diversifying our product and geographic mix in the past several years. The addition of several new large customers also diversifies our customer concentration.  Greater diversification should improve our ability to deliver consistent growth in revenue and profitability," Dr. Karasch continued.

The Company said it expects to continue to produce year-over-year improvement in financial results during the second half of fiscal year 2010.

A webcast discussing second quarter 2010 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Nether lands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slow down in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
David Mossberg
Three Part Advisors, LLC
(817) 310-0051

Financial Tables Follow

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
NET SALES	$7,928	$5,654	$14,784	$11,357
Cost of sales	6,325	4,789	11,531	9,678
GROSS MARGIN	1,603	865	3,253	1,679
Technical services and research and development	61	40	118	92
Selling, general and administrative expenses	971	725	1,820	1,736
OPERATING INCOME (LOSS)	571	100	1,315	(149)
OTHER INCOME (EXPENSE):
Interest income	-	-	-	2
Interest expense	(112)	(136)	(233)	(248)
Gain (loss) on foreign currency exchange rate	34	(12)	6	42
Other, net	-	2	-	4
INCOME (LOSS) BEFORE INCOME TAX	493	(46)	1,088	(349)
Income tax expense (benefit)	23	(38)	34	(72)
NET INCOME (LOSS)	$470	$(8)	$1,054	$(277)
Less: Preferred Stock Dividends	15	15	30	30
Income (Loss) Available to Common Shareholders	$455	$(23)	$1,024	$(307)

Income (loss) per common share:
Basic	$0.24	$(0.01)	$0.54	$(0.16)
Diluted	$0.18	$(0.01)	$0.43	$(0.16)
Weighted average common shares outstanding:
Basic	1,897	1,891	1,894	1,891
Diluted	2,585	1,891	2,389	1,891

TOR Minerals International, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$984	$1,002
Trade accounts receivable, net	4,170	3,380
Inventories	10,859	9,101
Other current assets	696	540
Total current assets	16,709	14,023
PROPERTY, PLANT AND EQUIPMENT, net	17,844	18,800
OTHER ASSETS	45	53
Total Assets	$34,598	$32,876

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,840	$1,452
Accrued expenses	2,443	1,036
Notes payable under lines of credit	1,462	3,313
Export credit refinancing facility	1,031	-
Current deferred tax liability	50	60
Current maturities - capital leases	93	140
Current maturities of long-term debt - financial institutions	248	435
Total current liabilities	7,167	6,436
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES
Capital leases	4	49
Long-term debt - financial institutions	1,164	1,477
Long-term debt - convertible debentures, net	1,180	1,122
DEFERRED TAX LIABILITY	640	577
Total liabilities	10,155	9,661
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Series A 6% convertible preferred stock $.01 par value: authorized, 5,000 shares; 200 shares issued and outstanding at 6/30/2010 and 12/31/2009	2	2
Common stock $1.25 par value: authorized, 6,000 shares; 1,908 and 1,891 shares issued and outstanding at 6/30/2010 and 12/31/2009, respectively	2,385	2,363
Additional paid-in capital	25,306	25,214
Accumulated deficit	(6,783)	(7,807)
Accumulated other comprehensive income:
Cumulative translation adjustment	3,533	3,443
Total shareholders' equity	24,443	23,215
Total Liabilities and Shareholders' Equity	$34,598	$32,876

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$1,054	$(277)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	937	862
Share-based compensation	91	50
Warrant interest expense	33	9
Deferred income taxes	24	(75)
Provision for bad debts	-	(3)
Changes in working capital:
Trade accounts receivables	(886)	(761)
Inventories	(1,604)	1,191
Other current assets	(165)	(527)
Accounts payable and accrued expenses	1,883	(1,139)
Net cash provided by (used in) operating activities	1,367	(670)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(420)	(578)
Proceeds from sales of property, plant and equipment	17	-
Net cash used in investing activities	(403)	(578)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments on) proceeds from lines of credit	(1,675)	1,098
Net proceeds from export credit refinancing facility	1,031	15
Payments on capital lease	(75)	(43)
Payments on long-term bank debt	(292)	(496)
Proceeds from convertible debentures	-	1,475
Increase in restricted cash	-	(475)
Proceeds from the issuance of common stock, and exercise of common stock options	48	-
Preferred stock dividends paid	(30)	(30)
Net cash (used in) provided by financing activities	(993)	1,544
Effect of exchange rate fluctuations on cash and cash equivalents	11	(283)
Net (decrease) increase in cash and cash equivalents	(18)	13
Cash and cash equivalents at beginning of year	1,002	191
Cash and cash equivalents at end of year	$984	$204

Supplemental cash flow disclosures:
Interest paid	$233	$236
Income taxes paid	$10	$-